Exhibit 10.1(e)
FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT
THIS FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT (this “Fourth Amendment”) is made as of the 10 day of August, 2018, effective as of August 1, 2018 (the “Effective Date”), by and between ALPHA 4, L.P., a Pennsylvania limited partnership, having an address at 6019 Grafton Street, Pittsburgh, Pennsylvania 15206 (“Landlord”), and DUOLINGO, INC., a Delaware corporation, having an address at 5533 Walnut Street, Pittsburgh, Pennsylvania 15232 (“Tenant”). For the purpose of this Fourth Amendment, Landlord and Tenant are sometimes individually referred to as a “Party” and collectively as the “Parties”.
WITNESSETH:
WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated on or about November 18, 2015 (the “Lease”), pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to Lease from Landlord, approximately 17,649 square feet of combined retail and office space situate in the two (2) story building located at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206 (the “Building”), comprised of approximately 15,989 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building (as more particularly defined in the Lease, the “Premises”). Certain terms and conditions of the Lease are set forth in and/or modified by that certain Tenant Addendum attached thereto at Exhibit B (the “Tenant Addendum”); and
WHEREAS, Landlord delivered, and Tenant accepted possession of the Premises on April 8, 2016 (the “Delivery Date”), pursuant to that certain Office Lease Acceptance Agreement dated April 7, 2016 from Tenant to Landlord (the “Acceptance Agreement”); and
WHEREAS, the Lease was amended pursuant to that certain Amendment to Office Lease dated June 16, 2016 between Landlord and Tenant (the “First Amendment”), pursuant to which, among other things, the Parties memorialized an increase in the total square footage to be 17,801 total rentable square feet, with 16,141 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building in accordance with a corresponding modification to Tenant’s construction plans and specifications (such premises are referred to herein as the “Original Premises”); and
WHEREAS, the Lease was further amended pursuant to that certain Second Amendment to Office Lease dated October 16, 2017 between Landlord and Tenant (the “Second Amendment”), pursuant to which, among other things, the Parties memorialized an additional 4,000 square feet increase in the total rentable square footage of the Premises (the “First Expansion Space”) in connection with Tenant’s election to exercise its option, pursuant to Paragraph 5 of the Tenant Addendum; and
WHEREAS, the Lease was further amended pursuant to that certain Third Amendment to Office Lease dated December 31, 2017 between Landlord and Tenant (the “Third Amendment”), pursuant to which, among other things, the Parties memorialized the Expansion Premises Delivery Date (as defined in the Second Amendment) and Base Rent as of such

Expansion Premises Delivery Date. As used hereinafter, the term “Lease” refers to the Lease as modified and/or amended by the Tenant Addendum, First Amendment, Second Amendment and Third Amendment, and as further modified pursuant to this Fourth Amendment.
WHEREAS, pursuant to Paragraph 5 of the Tenant Addendum, Tenant has the option, exercisable within the initial four (4) years of the Lease Term, to expand to any space on the second floor of the Building (as more particularly defined in the Tenant Addendum, the “Expansion Option”), subject to and in accordance with the terms and conditions set forth in the Tenant Addendum; and
WHEREAS, Tenant has elected to exercise its Expansion Option and lease additional space in the Building; and
WHEREAS, Landlord and Tenant now desire to amend and modify the terms and conditions of the Lease to account for the expansion of the Premises, in accordance with the terms and conditions of this Fourth Amendment.
NOW, THEREFORE, in consideration of the above premises and mutual covenants and agreements set forth herein, and for other good and adequate consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:
1.Recitals; Definitions. The foregoing recitals are adopted by reference and made of part of this Fourth Amendment as though fully restated herein. Capitalized terms not otherwise defined in this Fourth Amendment shall have the meaning(s) as defined in the Lease (as previously modified and/or amended by the First Amendment, Second Amendment and/or Third Amendment).
2.Expansion of Premises. Landlord and Tenant hereby acknowledge and agree that Tenant has elected, and properly notified Landlord of such election, to exercise its Expansion Option in Paragraph 5 of the Tenant Addendum and lease from Landlord the remaining, un-let rentable square footage on the second floor of the Building and seven hundred fifty-five (755) square feet of lobby space on the first floor of the Building, such that the total, rentable square footage of the Premises shall, as of the Effective Date, consist of an aggregate of 26,238 square feet, comprised of 23,823 rentable square feet on the second floor of the Building, 755 square feet on the first floor of the Building and 1,660 useable square feet in the Basement of the Building, as more particularly shown on Exhibit A-2 attached hereto and incorporated herein (the “Second Expansion Premises”). As of the Effective Date as set forth herein, the term “Premises” shall refer to the Premises as expanded by this Fourth Amendment and as depicted on Exhibit A-2.
3.Base Rent Credit. Notwithstanding anything to the contrary contained in the Lease or this Fourth Amendment, Landlord and Tenant hereby agree that Tenant shall receive a credit against Base Rent for the calendar month of September, 2018, in the total amount of Seven Thousand Two Hundred Sixty-Nine and 32/100 Dollars ($7,269.32) as reimbursement to Tenant for over-payment of Base Rent from the Rent Commencement Date to the Effective Date due to mutual mistake in the calculation of the rentable square footage of the original Premises during such period of time prior to this Fourth Amendment.
4.Modification of Lease. Landlord and Tenant hereby modify the Lease by replacing and substituting any and all references contained in the Lease as to the square footage (and/or approximate square footage) of the Premises (formerly 21,801 square feet, comprised of 20,141 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building) with the following:
“26,238 square feet, comprised of 23,823 rentable square feet on the second floor of the Building, 755 square feet on the first floor of the Building and 1,660 useable square feet in the Basement of the Building”.
For purposes of clarity and avoidance of doubt, “26,238” shall replace “21,801” in Section 1.1 (Premises Rentable Area) of the Lease, and “24,578” shall replace “20,141” in Section 1.1 (Premises Rentable Area), Section 1.1 (Tenant Allowance), Section 1.1 (Base Rent), and Section 1.1 (Tenant’s Proportionate Share) of the Lease.
5.Amendment to Lease. The Lease is hereby amended as follows:
a.Exhibit A-1. Landlord and Tenant agree that Exhibit A-1 to the Lease (Premises Floor Plan) is hereby deleted in its entirety and is replaced and substituted in its stead with Exhibit A-2 attached hereto and incorporated herein. As of the Effective Date, any and all references to Exhibit A or Exhibit A-1 in the Lease shall mean and refer to Exhibit A-2 attached hereto.
b.Exhibit F-1. Landlord and Tenant agree that Exhibit F-1 to the Lease (Rentable Square Foot Calculations) is hereby deleted in its entirety and is replaced and substituted in its stead with Exhibit F-2 attached hereto and incorporated herein. As of the Effective Date, any and all references to Exhibit F or Exhibit F-1 in the Lease shall mean and refer to Exhibit F-2 attached hereto.
c.Tenant Allowance.
(i)Landlord and Tenant agree that the definition of “Tenant Allowance” set forth in Section 1.1 of the Lease is hereby deleted in its entirety and is amended and restated as follows:
“Tenant Allowance: $35.00 per rentable sq. ft. of the Building ($860,230 based on 24,578 square feet) to complete the Tenant’s Work. Tenant shall be solely responsible for the cost of all Tenant’s Work and improvements to the Premises in excess of the foregoing.”
(ii)Notwithstanding anything to the contrary contained in the Lease (as previously modified and/or amended), Landlord and Tenant acknowledge and agree that a portion of Tenant’s Work for the interior build-out of the Second

Expansion Premises was completed prior to the Effective Date in connection with the interior build out of the First Expansion Premises and, Landlord further acknowledges that invoices for work performed in connection with the First Expansion Premises may be used by Tenant to support request for payment of Tenant Allowance in connection with the Second Expansion Premises.
d.Base Rent. Landlord and Tenant agree that the definition of “Base Rent” set forth in Section 1.1 of the Lease is hereby deleted in its entirety and, effective as of the date which is ninety (90) days after the Effective Date (the “Second Expansion Premises Rent Commencement Date”), is amended and restated as follows:
Base Rent: (Based on 24,578 sq. ft.)

Period	Base Rent
Initial Term	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Years 1-5	$26.00	$639,028.00	$53,252.33

First Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 6	$26.52	$651,808.56	$54,317.38
Year 7	$27.05	$664,834.90	$55,402.91

Second Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 8	$27.59	$678,107.02	$56,508.92
Year 9	$28.14	$691,624.92	$57,635.41

Third Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 10	$28.70	$705,388.60	$58,782.38
Year 11	$29.27	$719,398.06	$59,949.84
e.Tenant’s Proportionate Share. Landlord and Tenant agree that the first sentence in the definition of “Tenant’s Proportionate Share” set forth in Section 1.1 of the Lease is hereby deleted in its entirety and is amended and restated as follows:
“Tenant’s Proportionate Share: 51.13% (24,578 sq. ft./48,067 sq. ft.).”
For purposes of clarity and avoidance of doubt the remainder of the definition of Tenant’s Proportionate Share as set forth in Section 1.1 (excluding the first sentence restated above) shall remain in full force and effect.

6.Amendment to Tenant Addendum. The Tenant Addendum attached at Exhibit B to the Lease is hereby amended as follows:
a.Extension Options. Landlord and Tenant agree that Section 2 (Extension Options) of the Tenant Addendum is hereby amended by deleting the entire last paragraph of said Section 2, such that Section 2 shall, as of the Effective Date, be deemed to end at the end of subsection (c) thereof. For purposes of clarity and avoidance of doubt, as of and from the Effective Date, the First Floor Tenant Right shall no longer be applicable and/or effective.
b.Right of First Refusal. Landlord and Tenant agree that Section 7 of the Tenant Addendum is hereby deleted in its entirety and is amended and restated as follows:
“Right of First Refusal. Landlord hereby grants to Tenant, during the Lease Term, a right of first refusal with respect to any additional unleased, unoccupied space in the Building (including, without limitation, the third floor of the Building if and to the extent constructed or to be constructed). If Landlord issues a letter of intent to, or receives a bona fide offer from, a third party to lease any such additional space that is not then a part of the Premises (the “Third Party Offer”), Landlord shall promptly give Tenant written notice of such Third Party Offer. Tenant shall have ten (10) business days following receipt of such notice in which to elect in writing to lease such additional space on the terms and conditions in this Lease. If Tenant fails to provide to Landlord written notice within such ten (10) day period or does not accept the offer, then Landlord may proceed to lease the space to a third party in accordance with the terms and conditions of this Third Party Offer as transmitted to Tenant.”
7.Tenant’s Insurance Obligation. Within fifteen (15) days of the date of execution and delivery of this Fourth Amendment, Tenant shall deliver to Landlord updated policies or certificates of Tenant’s property and general liability insurance expressly insuring Landlord and/or the Building, as applicable, against any and all liability, loss or damage resulting from any use by Tenant of any portion of the first floor of the Building (except for the trash and loading area, which Tenant is permitted to use as a part of the Demised Premises) which is not a part of the Demised Premises. Such policies and/or certificates shall comply in all other respects with the provisions of Article VI of the Lease. In the event Tenant fails to deliver such policies and/or certificates, to Landlord’s reasonable satisfaction, within said 15-day period, then Landlord may, at its sole election, either (i) declare this Fourth Amendment to be null and void and of no force and effect, or (ii) allow the Lease, as modified pursuant to this Fourth Amendment, to continue in full force and effect, but declare an Event of Default under Section 14.1(c) of the Lease.
8.Entire Agreement. The Lease (together with the Tenant Addendum), First Amendment, Second Amendment, Third Amendment and this Fourth Amendment contain all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth in the Lease, First Amendment, Second Amendment, Third Amendment and this Fourth Amendment.
9.Governing Law. This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.
10.Counterparts. This Fourth Amendment may be executed in any number of counterparts and it shall not be necessary that the signatures of all Parties be contained on any one counterpart. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Facsimile copies or electronic image printouts of signatures may be assembled and appended to one counterpart of this Fourth Amendment, which shall be deemed effective as an original instrument.
11.Ratification. Except as expressly modified and amended by the provisions of this Fourth Amendment, all other terms, covenants and conditions of the Lease (as previously amended pursuant to the First Amendment, Second Amendment and Third Amendment) are hereby ratified and affirmed and will remain in full force and effect as between Landlord and Tenant. If there is any conflict between this Fourth Amendment and the Lease (as previously amended), this Fourth Amendment shall control unless the context clearly indicates otherwise. As of the Effective Date as set forth herein, the term “Lease” shall refer to the Lease as modified by the First Amendment, Second Amendment, Third Amendment and this Fourth Amendment.
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IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed and delivered this Fourth Amendment to Office Lease as of the day and year first above written.

LANDLORD:

ALPHA 4, L.P., a Pennsylvania limited partnership

By:	Alpha 4 GP, LLC, a Pennsylvania limited
liability company, its sole general partner

By:	/s/ Anthony J. Dolan
Anthony J. Dolan, President

TENANT:

DUOLINGO, INC., a Delaware corporation

By:	/s/ Luis von Ahn
Name:	Luis von Ahn
Title:	CEO and Co-founder

ACKNOWLEDGMENT OF TENANT
Tenant hereby acknowledges again its consent to the provisions of Section 14.6 of the Lease as follows:
14.6 Judgment in Ejectment. FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, OR UPON TERMINATION OF THE TERM OF THIS LEASE AND THE FAILURE OF TENANT TO DELIVER POSSESSION TO LANDLORD, TENANT FURTHER, AT THE OPTION OF LANDLORD, AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES FILED IN THE COMMONWEALTH OF PENNSYLVANIA, WITH RELEASE OF ALL ERRORS. LANDLORD MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR POSSESSION OF THE PREMISES AND, AT LANDLORD’S OPTION, FOR THE AMOUNT OF ANY JUDGMENT, AND ALL COSTS, INCLUDING THE FEES OF ATTORNEYS AND OTHER PROFESSIONALS AND EXPERTS, WITHOUT LEAVE OF COURT, AND LANDLORD MAY, BY LEGAL PROCESS, WITHOUT NOTICE RE-ENTER AND EXPEL TENANT FROM THE PREMISES, AND ALSO ANY PERSONS HOLDING UNDER TENANT.
BY SIGNING THIS DOCUMENT, TENANT AGREES THAT A JUDGMENT MAY BE ENTERED AGAINST IT WITHOUT A TRIAL. TENANT ALSO ACKNOWLEDGES THAT, BY SIGNING THIS JUDGMENT, IT IS WAIVING CERTAIN RIGHTS TO NOTICE AND A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT ENTERED PURSUANT TO THIS DOCUMENT, AND THAT IT KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES THOSE RIGHTS AFTER CONSULTATION WITH LEGAL COUNSEL.

WITNESS:	DUOLINGO, INC., a Delaware
corporation

/s/ [illegible]	By:	/s/ Luis von Ahn
	Name:	Luis von Ahn
	Title:	CEO and Co-founder

EXHIBIT A-2
PREMISES FLOOR PLAN
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

EXHIBIT F-2
SQUARE FOOTAGE CALCULATION
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)